CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights", "Shareholder Services - Statements and Reports" and "General Information - Independent Auditors" and to the use of our report dated December 17, 2002, which is incorporated by reference in this Registration Statement (Form N-1A Nos. 33-7812 and 811-0479) of Alliance Municipal Income Fund, Inc. (comprising, respectively, the National, Insured National, New York, California and Insured California Portfolios).



ERNST & YOUNG LLP


New York, New York
January 27, 2003





00250.0011 #379040